Exhibit 99.3

CONSENT OF J.C. BUTLER, JR.

TO BE NAMED A DIRECTOR OF HAMILTON BEACH BRANDS HOLDING COMPANY

I hereby consent to being named in the Registration Statement on Form S-1 of Hamilton Beach Brands Holding Company (the “Company”), and all amendments thereto (the “Registration Statement”), filed with the Securities and Exchange Commission, as a person who will become a director of the Company upon the consummation of the transactions contemplated in the Registration Statement.

September 15, 2017	/s/ J.C. Butler, Jr.
J.C. Butler, Jr.